Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this amendment to the Registration Statement (No. 333-233227) on Form S-3 of our report dated March 12, 2020, relating to the financial statements of Fulgent Genetics, Inc. appearing in the Annual Report on Form 10-K of Fulgent Genetics, Inc. for the year ended December 31, 2019. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Los Angeles, California

August 5, 2020